UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2014

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by The Providence Service Corporation (the “Company”) on March 13, 2014 (the “Original 8-K”), relating to the Company’s pay for performance compensation plan applicable for fiscal year 2014. This Amendment is being filed to correct information provided in Item 5.02 of the Original Form 8-K regarding the awards made to Warren Rustand, the Company’s Chief Executive Officer, due to an inadvertent clerical error when the awards were initially made. The information in this Amendment supersedes and replaces the information included in response to such Item in the Original Form 8-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 of the Original 8-K is hereby amended and restated in its entirety as follows:

On March 7, 2014, the Compensation Committee (the “Committee”) of our Board of Directors (the “Board”) approved a pay for performance compensation plan applicable for fiscal year 2014 for Warren Rustand, our Chief Executive Officer, Herman Schwarz, the Chief Executive Officer of our non-emergency transportation management services segment and Michael-Bryant Hicks, our Senior Vice President and General Counsel, referred to as the 2014 Executive Pay for Performance Compensation Plan.

The compensation (including base salary, incentive compensation and long-term incentive compensation) for Robert Wilson, our Executive Vice President and Chief Financial Officer, was established in his employment agreement and is set forth in an exhibit to Form 8-K filed by us with the Securities and Exchange Commission on September 17, 2013. The 2014 Executive Pay for Performance Compensation Plan (as corrected) includes the following components:

Base Salaries

For 2014, the base salary of Mr. Hicks was set at $350,000 as set forth in his Employment Letter with an effective date of January 7, 2014. No other base salaries were changed.

Annual Incentive Cash Compensation

Each of Messrs. Rustand, Schwarz and Hicks will be granted an opportunity to earn an incentive, or performance-based, cash bonus based upon performance under the annual incentive plan established by the Committee, or Annual Incentive Plan, as one of the components of total targeted compensation for our executive officers under the 2014 Executive Pay for Performance Compensation Plan. For fiscal year 2014, individual awards will be based on corporate performance measures. The Committee reviews corporate financial performance and determines award amounts after the completion of each fiscal year. The Committee may, in its discretion, adjust performance measures based on unusual or non-recurring occurrences.

The Committee chose to tie the executive officers’ eligibility to earn cash bonuses to our corporate financial performance as a whole under the Annual Incentive Plan. The Committee approved the use of budgeted earnings before interest, taxes, depreciation and amortization, or EBITDA, related measures for purposes of determining award amounts for 2014, with payouts based on a percentage of each executive’s base salary. Payment of any cash bonus under the Annual Incentive Plan is paid only to the extent the EBITDA target is attained after expensing the target bonus amounts. The amount of the potential incentive cash bonus that may be earned by each of Messrs. Rustand, Schwarz and Hicks is targeted at 75% of their respective base salaries.

Messrs. Rustand, Schwarz and Hicks are also entitled to earn an additional bonus of up to 25% of their respective base salaries through sharing 20% of the amount, if any, by which EBITDA of the Company exceeds the EBITDA target, after expensing the target bonus. Twenty percent of any such excess will be distributed pro-rata among Messrs. Rustand, Schwarz and Hicks, subject to a cap of 25% of each such individual’s base salary.

Long-Term Incentive Compensation

Under the equity-based program established by the Committee for 2014, or Long-Term Incentive Plan, as part of the mix of total targeted compensation that could be set for our executive officers, each of the executive officers is entitled to receive, upon approval by the Committee, equity-based awards under The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended, or 2006 Plan.

On March 7, 2014, the Committee awarded time vested restricted stock and stock settled performance restricted stock units under the Long-Term Incentive Plan as set forth in the table below:

Executive	Restricted Stock	Performance Restricted Stock Units
Rustand	4,703 (1)	18,814
Schwarz	3,444	13,776
Hicks	2,147	8,591

Total	10,294	41,181

(1) 2,352 shares of Restricted Stock were issued on March 7, 2014, and the remaining 2,351 shares of Restricted Stock were granted on May 21, 2014.

Of the total number of stock awards granted to the individuals above in 2014 under the Long-Term Incentive Plan, the restricted stock and performance restricted stock units each represented 20% and 80%, respectively. The restricted stock will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, provided that the recipient is employed by us on each vesting date.

Vesting of the performance restricted stock units, or PRSUs, is subject to performance-based conditions, as described below. Each vested PRSU will be settled through the issuance of a share of our company’s common stock. Vesting criteria for PRSU awards require employment with our company throughout the performance period through and including December 31, 2016 as well as achievement of the performance goal.

The number of PRSUs that vest and are settled in stock will be dependent on the achievement of return on equity (determined by the quotient resulting from dividing our audited consolidated net income for the performance period by our average stockholders’ equity), or ROE, targets established by the Committee for the performance period described below. The Committee has established threshold and target levels of ROE for the cumulative ROE achieved by our company for the period beginning January 1, 2014 and ending December 31, 2016. Stock represented by the PRSUs, if earned, will be issued on or between March 1, 2017 and March 15, 2017. The Committee will certify in writing the ROE level achieved for the performance period on March 1, 2017 or as soon thereafter as the Committee is provided with our audited financials, but in no event later than March 15, 2017 (such date referred to as the Settlement Date). In addition, such certification will occur immediately prior to the settlement.

The number of PRSUs corresponding to the ROE level achieved, if any, will be settled by issuing an equal number of shares of our common stock to each of the entitled individuals on the Settlement Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: May 28, 2014	By:	/s/ Robert E. Wilson
	Name:	Robert E. Wilson
	Title:	Chief Financial Officer